UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On July 22, 2020, CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of CBL & Associates Properties, Inc. (the “REIT”) (collectively, the Operating Partnership and the REIT are referred to as the “Company”), and certain subsidiary guarantors (the “Subsidiary Guarantors”) entered into the following agreements.

Amendment to Forbearance Agreement with Respect to the 2023 Notes

As previously reported, on June 30, 2020, the Operating Partnership, the Subsidiary Guarantors and the REIT, as a limited guarantor, entered into a Forbearance Agreement (the “2023 Notes Forbearance Agreement”) with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the “2023 Holders”) of in excess of 50% of the aggregate principal amount of the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”). Pursuant to the 2023 Notes Forbearance Agreement, among other provisions, the 2023 Holders agreed to forbear from exercising any rights and remedies under the indenture governing the 2023 Notes solely with respect to the default resulting from the nonpayment of the $11.8 million interest payment that was due and payable on June 1, 2020 (the “2023 Notes Interest Payment”), including the failure to pay the 2023 Notes Interest Payment by the end of the 30-day grace period. Pursuant to the 2023 Notes Forbearance Agreement, the forbearance period under the 2023 Notes Forbearance Agreement ended on the earlier of July 15, 2020 and the occurrence of any of the specified early termination events described therein.

As previously reported, on July 15, 2020, the parties to the 2023 Notes Forbearance Agreement entered into an Amendment to the 2023 Notes Forbearance Agreement to extend the forbearance period to the earlier of July 22, 2020 and the occurrence of any of the specified early termination events described therein.

On July 22, 2020, the parties to the 2023 Notes Forbearance Agreement entered into the Second Amendment to the 2023 Notes Forbearance Agreement (the “Second Amendment”) to further extend the forbearance period to the earlier of July 27, 2020 (the “Original Termination Date”) and the occurrence of any of the specified early termination events described therein. The Second Amendment also provides for automatic extension of the 2023 Notes Forbearance Agreement by written notice to the Company representing that the 2023 Holders of at least 50.1% of the aggregate principal amount of the 2023 Notes have agreed to extend the forbearance period to the later date and time set forth in such notice.

Amendment to Forbearance Agreement with Respect to the 2026 Notes

As previously reported, on July 15, 2020, the Operating Partnership, the Subsidiary Guarantors and the REIT, as a limited guarantor, entered into a Forbearance Agreement (the “2026 Notes Forbearance Agreement”) with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners (the “2026 Holders”) of in excess of 50% of the aggregate principal amount of the Operating Partnership’s 5.95% senior unsecured notes due 2026 (the “2026 Notes”). Pursuant to the 2026 Notes Forbearance Agreement, among other provisions, the 2026 Holders agreed to forbear from exercising any rights and remedies under the indenture governing the 2026 Notes solely with respect to the default resulting from the nonpayment of the $18.6 million interest payment that was due and payable on June 15, 2020 (the “2026 Notes Interest Payment”), including the failure to pay the 2026 Notes Interest Payment by the end of the 30-day grace period. The forbearance period under the 2026 Notes Forbearance Agreement ended on the earlier of July 22, 2020 and the occurrence of any of the specified early termination events described therein.

On July 22, 2020, the parties to the 2026 Notes Forbearance Agreement entered into an Amendment to the 2026 Notes Forbearance Agreement (the “Amendment”) to extend the forbearance period to the earlier of the Original Termination Date and the occurrence of any of the specified early termination events described therein. The Amendment also provides for automatic extension of the 2026 Notes Forbearance Agreement by written notice to the Company representing that the 2026 Holders of at least 50.1% of the aggregate principal amount of the 2026 Notes have agreed to extend the forbearance period to the later date and time set forth in such notice.

Amendment to Forbearance Agreement with Respect to the Credit Agreement

As previously reported, on June 30, 2020, the Operating Partnership, the Subsidiary Guarantors and the REIT, as a limited guarantor, entered into a Forbearance Agreement (the “Bank Forbearance Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of January 30, 2019 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”). Pursuant to the Bank Forbearance Agreement, among other provisions, the Agent, on behalf of itself and the Lenders, agreed to forbear from exercising any rights and remedies under the Credit Agreement solely with respect to the Specified Defaults (as defined in the Bank Forbearance Agreement), including the cross-default resulting from the failure to pay the 2023 Notes Interest Payment or the 2026 Notes Interest Payment. The forbearance period under the Bank Forbearance Agreement ended on the earlier of July 15, 2020 and the occurrence of any of the specified early termination events described therein.

As previously reported, on July 15, 2020, the parties to the Bank Forbearance Agreement entered into an Amendment to the Bank Forbearance Agreement to extend the forbearance period to the earlier of July 22, 2020 and the occurrence of any of the specified early termination events described therein.

On July 22, 2020, the parties to the Bank Forbearance Agreement entered into the Second Amendment to the Bank Forbearance Agreement (the “Second Bank Amendment”) to further extend the forbearance period to the earlier of July 29, 2020 and the occurrence of any of the specified early termination events described therein. The Second Bank Amendment also provides for automatic extension of the Bank Forbearance Agreement by written notice representing that the required percentage of Lenders under the Second Bank Amendment have agreed to extend the forbearance period to the later date and time set forth in such notice.

The foregoing description of the Second Amendment to the 2023 Notes Forbearance Agreement, the Amendment to the 2026 Notes Forbearance Agreement and the Second Amendment to the Bank Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure

As previously reported, the Company elected to not make the 2023 Notes Interest Payment and the 2026 Notes Interest Payment and, as provided for in the indenture governing the 2023 Notes and the 2026 Notes, to enter the respective 30-day grace periods to make such payments. The Operating Partnership did not make either of the 2023 Notes Interest Payment or the 2026 Notes Interest Payment on the last day of the respective 30-day grace periods. The Operating Partnership’s failure to make the 2023 Notes Interest Payment and the 2026 Notes Interest Payment is considered an “event of default” with respect to each of the 2023 Notes and the 2026 Notes, which results in a cross default under the Credit Agreement.  While the events of default are continuing under the indenture, the Trustee or the holders of at least 25% in principal amount of the 2023 Notes may declare the 2023 Notes to be due and payable immediately and the Trustee or the holders of at least 25% in principal amount of the 2026 Notes may declare the 2026 Notes to be due and payable immediately. While the events of default are continuing under the Credit Agreement, the Agent may and shall upon the direction of the requisite lenders, declare the loans thereunder to be immediately due and payable.  Further, if any of the 2023 Notes, the 2026 Notes or the Credit Agreement were accelerated, it would trigger an “event of default” under the Operating Partnership’s 4.60% senior unsecured notes due 2024, which could lead to the acceleration of all amounts due under those notes.

The Company is continuing to engage in negotiations and discussions with the holders and lenders of the Company’s indebtedness. There can be no assurance, however, that the Company will be able to negotiate acceptable terms or to reach any agreement with respect to its indebtedness.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1

Second Amendment to Forbearance Agreement, dated as of July 22, 2020, by and among CBL & Associates Limited Partnership, each of the subsidiary guarantors party thereto, CBL & Associates Properties, Inc., and each of the beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners of the 2023 Notes

10.2

Amendment to Forbearance Agreement, dated as of July 22, 2020, by and among CBL & Associates Limited Partnership, each of the subsidiary guarantors party thereto, CBL & Associates Properties, Inc., and each of the beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners of the 2026 Notes

10.3

Second Amendment to Forbearance Agreement, dated as of July 22, 2020, by and among CBL & Associates Limited Partnership, each of the subsidiary guarantors and pledgors party thereto, CBL & Associates Properties, Inc. and Wells Fargo Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*). (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Jeffery V. Curry

Jeffery V. Curry
Chief Legal Officer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Jeffery V. Curry

Jeffery V. Curry
Chief Legal Officer

Date: July 23, 2020